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                                                                    EXHIBIT 99.1


                         BANC OF AMERICA SECURITIES LLC
                        BANK OF AMERICA CORPORATE CENTER
                      100 NORTH TRYON STREET, SEVENTH FLOOR
                         CHARLOTTE, NORTH CAROLINA 28255



                                January 24, 2000



Board of Directors
Advanced Communication Systems, Inc.
10089 Lee Highway
Fairfax, VA 22030

Members of the Board of Directors:

     We hereby consent to the inclusion of our opinion letter, dated December 8, 1999, to the Board of Directors of Advanced Communication Systems, Inc. (the "Company") regarding the proposed merger of the Company with a wholly owned subsidiary of The Titan Corporation, in the Registration Statement on Form S-4 of the Titan Corporation to which this consent is filed as an exhibit (the "Registration Statement") and to the reference in the Registration Statement to our firm and to our opinion under the headings "SUMMARY - ACS's Reasons for the Merger; - Opinion of Financial Advisor to ACS," "THE MERGER - Background of the Merger; - Recommendation of ACS Board of Directors; ACS Reasons for the Merger;
- Opinion of Financial Advisor to ACS" and "TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS - Representations and Warranties" and in Appendix B to the Registration Statement. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder and (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.





                                       Very truly yours,

                                       /s/ Banc of America Securities LLC

                                       BANC OF AMERICA SECURITIES LLC